Steven D. Keist




                         CROUCH, BIERWOLF, AND CHISHOLM
                          Certified Public Accountants
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Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549-1004

Re: CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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We consent to the use of our report dated  November 10, 1996 on our audit of the financial statements of AutoCorp Equities, Inc. (formerly Chariot Entertainment, Inc.) as of June 30, 1994, 1995 and 1996 and to all references to our firm included in and Securities and Exchange Commission filings submitted by AutoCorp Equities, Inc. for the fiscal years ended July 31, 1994, 1995 and 1996 and incorporate that opinion by reference in the Form S-8 Registration Statement of AutoCorp Equities, Inc.


/s Crouch Bierwolf & Chisholm
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Crouch, Bierwolf, and Chisholm
March 17, 1997